                   BOARD OF EDUCATION OF THE CITY OF NEW YORK

   EXTENSION AND ELEVENTH AMENDMENT OF CONTRACT FOR TRANSPORTATION OF GENERAL
    EDUCATION PUPILS TO PUBLIC AND NONPUBLIC SCHOOLS IN THE CITY OF NEW YORK

                                      - i -

                   BOARD OF EDUCATION OF THE CITY OF NEW YORK

   EXTENSION AND ELEVENTH AMENDMENT OF CONTRACT FOR TRANSPORTATION OF GENERAL
    EDUCATION PUPILS TO PUBLIC AND NONPUBLIC SCHOOLS IN THE CITY OF NEW YORK

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT made and entered into on the date expressed at the end hereof by and between the BOARD OF EDUCATION OF THE CITY
SCHOOL DISTRICT OF THE CITY OF NEW YORK (hereinafter expressed as "Board of
Education," "Board" or "BOE"),(1) with principal headquarters located at the
Tweed Courthouse, 52 Chambers Street New York, New York 10007-1222, and the
Contractor whose name, address and authorized signature appear at the end of this document (hereinafter expressed as "Contractor").

                               W I T N E S S E T H

WHEREAS, in 1979 the BOE publicly solicited competitive bids for the transportation of general education pupils in public and nonpublic schools under
Contract Serial Nos. 0065, 0075 and 8107;(2) and,

WHEREAS, the Contractor tendered a bid(s) under one or more aforementioned contract serial numbers and was duly awarded a contract(s) including certain
Employee Protection Provisions (1st Amendment) for the transportation of regular education pupils attending public and nonpublic schools; and,

WHEREAS, the original terms of all contracts under Serial Nos. 0065, 0075, and
8107 would have expired on June 30, 1983 unless extended; and, Education Law
ss.305, Subdivision (14)(a)-(a-1) authorizes extensions and provides a method for annual payment increases linked to defined regional Consumer Price Index
(hereinafter expressed as "CPI"); and,

WHEREAS, in 1983 the BOE and various contractors agreed to amend (2nd Amendment)
and extend contracts under Serial Nos. 0065, 0075 and 8107 through June 30,
1986; and,

WHEREAS, in 1986 the BOE and various contractors agreed to amend (3rd Amendment erroneously labeled as 2nd Amendment) and extend further all contracts under
Serial Nos. 0065, 0075 and 8107 through June 30, 1989; and, the BOE and the affected contractors amended the said 1986 Extension and Amendment Agreement further on June 24, 1986 (originally unnumbered 4th Amendment); and,

WHEREAS, in 1986 the BOE publicly solicited competitive bids for transportation of general education pupils in public and nonpublic schools under Contract
Serial No. 9888 that included certain Employee Protection Provisions;(3) and,

______________________________

(1) The terms "New York City Department of Education," "Department," "NYCDOE"
and "DOE," wherever they appear in this Extension and Eleventh Amendment
Agreement, are "doing-business-as" or "dba" names of the Board of Education of the City School District of the City of New York.

(2) By their original specifications, all contracts under Serial Nos. 0065, 0075 and 8107 provide for ten-month pupil transportation service from September through June of each school or extension year.

(3) By their original specifications, all contracts under Serial No. 9888 provide for ten-month pupil transportation service from September through June of each school or extension year.

                                       -1-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 2-

WHEREAS, in 1989 the BOE and various contractors agreed to amend (5th Amendment erroneously labeled as the 3rd Amendment) and extend further all contracts under
Serial Nos. 0065, 0075 and 8107 through June 30, 1992; and,

WHEREAS, the original terms of all contracts under Serial No. 9888 would have expired in June 30, 1991, unless extended; and, Education Law ss.305,
Subdivision (14)(a)-(a-1) allows extensions and provide a method for annual payment increases linked to defined regional CPI; and,

WHEREAS, in 1991, the BOE and various contractors agreed for the first time to amend and extend all contracts under Serial No. 9888 through June 30, 1994 (1st
Amendment); and,

WHEREAS, in 1992 the BOE and various contractors agreed to amend (6th amendment erroneously labeled as the 4th amendment) and extend further all contracts under
Serial Nos. 0065, 0075 and 8107 through June 30, 1995; and,

WHEREAS, in 1994 the BOE and various contractors agreed to amend and extend further all contracts under Serial No. 9888 (2nd amendment) through June 30,
1997; and,

WHEREAS, in 1995 the BOE publicly solicited competitive bids for transportation of general education pupils in public and nonpublic schools under Contract
Serial No. 7263 that included certain Employee Protection Provisions;(4) and,

WHEREAS, in 1995 the City of New York, the BOE, various contractors, and delegates of the Amalgamated Transit Union, Local Division 1181-1061, the
Transit Workers Union, Local 100, and various other labor organizations representing school bus workers entered into negotiations to deal with increasing costs of school bus service in the face of markedly diminished City and school district financial resources; and, the City of New York, the BOE, various contractors, and the labor organizations reached an accord that averted possible school bus service interruptions and produced significant prospective cost savings for the City and the BOE; and,

WHEREAS, as a result of the said accord among the City, the BOE, various contractors, and the labor organizations in 1995, the BOE and various contractors agreed thereupon to amend and/or extend further all contracts under
Serial Nos. 0065, 0075, 8107 (7th Amendment erroneously labeled 6th Amendment),
9888 (3rd amendment), by which such contracts were extended until June 30,
2000;(5) and,

______________________________

(4) By their original specifications, all contracts under Serial No. 7263 provide for twelve-month pupil transportation service from July through June of each school or extension year as compared with other serial numbers covered by this Extension and Eleventh Amendment Agreement that provide for ten-month pupil transportation service from September through June of each school or extension year.

(5) While contracts under Serial No. 7263 were amended in 1995, they were not extended at that time, because the BOE made the determination to allow such contracts to run their original three (3) year terms. The 1995 amendment to contracts under Serial No. 7263 remains unnumbered.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 3-

WHEREAS, in 1996, the BOE and various contractors including the Contractor mutually determined that changes had occurred in the banking, financial services and insurance markets affecting the availability and affordability of performance bonds, letters of credit and other forms of performance security;
and, the BOE and various contractors including the Contractor entered into a
Supplemental Eighth Amendment of Contract for General Education Pupil
Transportation Services thereby modifying and revising performance security provisions of Contract Serial Nos. 0065, 0075, 8107 (erroneously labeled 7th
Amendment), and 9888 (4th Amendment) for the rest of the extension period until
June 30, 2000;(6) and,

WHEREAS, the original terms of all contracts under Serial No. 7263 would have expired in June 30, 1998, unless extended; and, Education Law ss.305,
Subdivision (14)(a)-(a-1) allows extensions and provide a method for annual payment increases linked to defined regional CPI; and,

WHEREAS, in 1998, the BOE and various contractors agreed for the first time to amend and extend all contracts under Serial No.7263 through June 30, 2000 (1st
Amendment); and,

WHEREAS, in 2000 the BOE and various contractors agreed to amend and extend further all contracts under Serial Nos. 0065, 0075 and 8107 (9th Amendment),
9888 (5th Amendment), and 7263 (2nd Amendment) through June 30, 2005; and,

WHEREAS, effective as of Mach 31, 2003, the BOE and the contractors further supplemented and amended all contracts under Serial Nos. 0065, 0075 and 8107
(10th Amendment), 9888 (6th Amendment), and 7263 (3rd Amendment) to create
BOE-sponsored, centralized purchasing programs for automobile liability insurance and vehicle fuels and to reduce other contract cost factors; and,

WHEREAS, the BOE has determined that all contracts under Serial Nos. 0065, 0075,
8107 (11th Amendment, 7263 (4th Amendment), and 9888 (7th Amendment) should be still further amended and extended, and the Contractor does hereby so agree, acknowledge and stipulate; and,

WHEREAS, in accordance with the BOE contract authorization process, the BOE
Office of Pupil Transportation (hereinafter expressed as "OPT") submitted an official request for authorization (hereinafter expressed as "RA") to the BOE
Office of the Chancellor; and, Chancellor Joel I. Klein approved the said RA on
      , 2005, thus authorizing OPT to enter into further amendment and extension of contracts under Serial Nos. 0065, 0075, 7263, 8107 and 9888 (hereinafter expressed collectively as "Contract") until a termination date not later than
June 30, 2010, unless further extended; and,

WHEREAS, the parties mutually desire to make this agreement for the further amendment and further extension of the Contract as heretofore amended and extended (hereinafter expressed as "Extension and Eleventh Amendment
Agreement");

______________________________

(6) Contracts under Serial No. 7263 were not included in this Supplemental
Amendment Agreement, because the performance security provisions of such contracts had been updated to reflect changed circumstances.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 4-

NOW, THEREFORE, in consideration of the heretofore-recited stipulations and the hereinafter-expressed terms, conditions and specifications, the BOE and the
Contractor, as the parties to this Extension and Eleventh Amendment Agreement, do hereby stipulate and agree both as above and as follows:

(A)     TERM OF EXTENSION AND ELEVENTH AMENDMENT AGREEMENT.

        All references to the termination of the Contract, by whatever terminology, shall be deemed hereafter to read "June 30, 2010, unless further extended."

(B)     PAYMENT DURING EXTENSION PERIOD.

        ARTICLE V-A entitled, "PAYMENT DURING PERIOD OF EXTENSION," of contracts under Serial Nos. 0065, 0075 and 8107, ARTICLE 29(D) of contracts under Serial
No. 9888, and ARTICLE 28(C) of contracts under Serial No. 7263 are hereby further amended to read as follows for the term of this Extension and Eleventh
Amendment Agreement:

        "(1)    Any provisions of ARTICLES V, 28 or 29 (as applicable) to the contrary notwithstanding, the daily rate(s) per vehicle during this
        Extension Period shall be deemed to be adjusted each year according to the following formulae subject to the Office of Pupil Transportation
        (hereinafter expressed as 'OPT') Director's approval of all or any portion(s) of the Contractor's claims in the below-described annual Cost
        Justification Financial Statements:

                "(A)    During the Extension Year of July 1, 2005 through
                June 30, 2006, the Contractor's daily rate(s) per vehicle in effect for the Extension Year of July 1, 2004 through June 30,
                2005 in accordance with the schedule of rates annexed hereto and made a part hereof as 'Attachment A,' shall be increased by five-and-sixty-sixths-hundredths percent (5.66%), (hereinafter expressed as 'Fixed Percentage Increase')(7) and such increased rate shall be further increased by an amount not to exceed whichever of the following represents the least amount of actual increase: (I) the same percentage by which the Consumer Price
                Index (hereinafter expressed as 'CPI') as of May 2005 shall have increased over the CPI as of May 2004; or, (II) the amount in dollars expressed as a percentage by which the Contractor's actual Total Allowable Costs during the Extension Year from July
                1, 2004 through June 30, 2005 shall have increased over each
                Contractor's actual Total Allowable Costs during the Extension
                Year of July 1, 2003 through June 30, 2004, PLUS any previously
                'Unabsorbed Percentage Cost Increases' for Extension Years
                2000-2001 through 2004-2005 to the extent such Unabsorbed
                Percentage Cost Increases shall not have been

______________________________

(7) For contracts under Serial No. 7263 ONLY, the Fixed Percentage Increase for
Extension Year 2005-2006 shall be three-and-seventy-four-hundredths-percent percent (3.74%). The Fixed Percentage Increase for the 2005-2006 Extension Year
of five-and-sixty-six-hundredths percent (5.66%) for contracts under Serial Nos.
0065, 0075, 8108 and 9888 and three-and-seventy-four-hundredths-percent percent
(3.74%) for contracts under Serial No. 7263 shall not be subject to any requirement of equivalent cost increase justification. Cf. PARAGRAPH 5(A) and
ARTICLE XIX, PARAGRAPH (B)(2)(A)(I), infra, as well as NOTES 11 and 13, infra.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 5-

                applied to prior extension year increases. The term 'Unabsorbed
                Percentage Cost Increases' means the portion of the Contractor's percentage increase in actual Total Allowable Costs (applicable to the calculation of a rate increase for a particular Extension
                Year), which exceeded the applicable CPI percentage increase for such Extension Year. By way of example, for Extension Year
                2003-2004 a contractor was entitled to a maximum increase of its daily rate per vehicle equal to the lesser of (A) the percentage increase of the CPI in May 2003 over the CPI in May 2002; and,
                (B) the percentage increase of the Contractors actual Total
                Allowable Costs for Extension Year 2002-2003 over the
                Contractor's actual Total Allowable Costs for Extension Year
                2001-2002. If such CPI increase were four percent (4%) and such
                Contractor's actual cost increase were six percent (6%), the
                Contractor would have received a rate increase of four percent
                (4%), and would have an Unabsorbed Percentage Cost Increase of two percent (2%).

                "(B)    During the Extension Year of July 1, 2006 through
                June 30, 2007, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the
                following represents the least amount of actual increase: (I)
                the same percentage by which the CPI as of May 2006 shall have increased over the CPI as of May 2005; or, (II) the amount in dollars expressed as a percentage by which the Contractor's actual Total Allowable Costs during the Extension Year of July
                1, 2005 through June 30, 2006 shall have increased over the
                Contractor's actual Total Allowable Costs during the Extension
                Year of July 1, 2004 through June 30, 2005, PLUS any previously
                Unabsorbed Percentage Cost Increases from Extension Year
                2000-2001 through 2005-2006 to the extent such Unabsorbed
                Percentage Cost Increases shall not have been applied to prior extension year increases.

                "(C)    During the Extension Year of July 1, 2007 through
                June 30, 2008, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the
                following represents the least amount of actual increase: (I)
                the same percentage by which the CPI as of May 2007 shall have increased over the CPI as of May 2006; or, (II) the amount in dollars expressed as a percentage by which the Contractor's actual Total Allowable Costs during the Extension Year of July
                1, 2006 through June 30, 2007 shall have increased over each
                Contractor's actual Total Allowable Costs during the Extension
                Year of July 1, 2005 through June 30, 2006, PLUS any previously
                Unabsorbed Percentage Cost Increases from Extension Year
                2000-2001 through 2006-2007 to the extent such Unabsorbed
                Percentage Cost Increases shall not have been applied to prior extension year increases.

                "(D)    During the Extension Year of July 1, 2008 through
                June 30, 2009, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the
                following represents the least amount of actual increase: (I)
                the same percentage by which the CPI as of May 2008 shall have increased over the CPI as of May 2007; or, (II)

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 6-

                the amount in dollars expressed as a percentage by which the
                Contractor's actual Total Allowable Costs during the Extension
                Year of July 1, 2007 through June 30, 2008 shall have increased over the Contractor's actual Total Allowable Costs during the
                Extension Year of July 1, 2006 through June 30, 2007, PLUS any previously Unabsorbed Percentage Cost Increases from Extension
                Year 2000-01 through 2007-2008 to the extent such Unabsorbed
                Percentage Cost Increases shall not have been applied to prior extension year increases.

                "(E)    During the Extension Year of July 1, 2009 through
                June 30, 2010, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the
                following represents the least amount of actual increase: (I)
                the same percentage by which the CPI as of May 2009 shall have increased over the CPI as of May 2008; or, (II) the amount in dollars expressed as a percentage by which the Contractor's actual Total Allowable Costs during the Extension Year of July
                1, 2008 through June 30, 2009 shall have increased over the
                Contractor's actual Total Allowable Costs during the Extension
                Year of July 1, 2007 through June 30, 2008, PLUS any previously
                Unabsorbed Percentage Cost Increases from Extension Year
                2000-2001 through 2008-2009 to the extent such Unabsorbed
                Percentage Cost Increases shall not have been applied to prior extension year increases.

        "(2)    DECREASE IN CPI. Anything in the foregoing payment increase provisions to the contrary notwithstanding, where there is a decrease in the regional consumer price index for the New York, New
        York-Northeastern, New Jersey area as based upon the index for all urban consumers (hereinafter expressed as "CPI-U") during the preceding twelve month period, the amount to be paid to the Contractor in the succeeding extension year will reflect that decrease in a manner satisfactory to the New York State Education Department (hereinafter expressed as
        'SED').

        "(3)    SPECIAL COSTS FOR DRIVERS COVERED BY STATUTE. Anything in the
        foregoing payment increase provisions to the contrary notwithstanding, the BOE shall pay the Contractor each extension year for actual costs allowable pursuant to Education Law ss.305(14)(c) under the following conditions, even if such reimbursement shall cause annual payments to exceed the relevant CPI increment. To be eligible for such payment, the
        Contractor shall provide to OPT a separate fully detailed written cost reimbursement request for reimbursement of expenses covered by Education
        Law ss.305(14)(c), which shall be described for purposes of this
        Contract as 'special vehicle operator administrative costs,' which reimbursement shall equal (A) the actual costs of qualifying criminal history and driver licensing testing fees attributable to special requirements of Vehicle and Traffic Law Articles 19 and 19-A, and (B)
        the actual costs of all diagnostic tests and physical performance tests that shall be deemed necessary by an examining physician or the Director to determine whether each applicant to drive a school bus under this
        Contract possesses the physical and mental ability to operate a school bus and to perform satisfactorily all other responsibilities of a school bus driver as required by this Contract and all applicable Federal,
        State of New York,

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 7-

        City of New York and BOE laws, rules, regulations and policies.(8) All
        Contractor cost claims under Education Law ss.305(14)(c) shall be subject to review and/or audit by the BOE, its employees and agents.
        Upon BOE approval of Contractor cost claims under Education Law
        ss.305(14)(c), the BOE shall pay the Contractor for such actual costs without interest.

        "(4)    DEFINITIONS. The definitions below control the meanings of the described terms wherever they appear in this Contract. These definitions add to and supplement any definitions or instructions expressed in the original Contract and, as such, do not supersede, revoke, replace, revise or limit any similar or analogous provisions in the original
        Contract.

                "(A)    For Contracts under Serial Nos. 0065, 0075 and 8107 the
                following shall apply:

                        "(I)    'Twenty-third (23rd) Extension Year' means July
                        1, 2005 until June 30, 2006.

                        "(II)   'Twenty-fourth (24th) Extension Year' means July
                        1, 2006 until June 30, 2007.

                        "(III)  'Twenty-fifth (25th) Extension Year' means July
                        1, 2007 until June 30, 2008.

                        "(IV)   Twenty-sixth (26th) Extension Year' means July
                        1, 2008 until June 30, 2009.

                        "(V)    Twenty-seventh (27th) Extension Year' means
                        July 1, 2009 until June 30, 2010.

                "(B)    For Contracts under Serial No. 9888 the following shall
                apply:

                        "(I)    'Fifteenth (15th) Extension Year' means July 1,
                        2005 until June 30, 2006.

                        "(II)   'Sixteenth (16th) Extension Year' means July 1,
                        2006 until June 30, 2007.

                        "(III)  'Seventeenth (17th) Extension Year' means July
                        1, 2007 until June 30, 2008.

                        "(IV)   'Eighteenth (18th) Extension Year' means July 1,
                        2008 until June 30, 2009.

                        "(V)    'Nineteenth (19th) Extension Year" means July 1,
                        2009 until June 30, 2010.

                "(C)    For Contracts under Serial No. 7263 the following shall
                apply:

                        "(I)    'Eighth (8th) Extension Year' means July 1, 2005
                        until June 30, 2006.

                        "(II)   'Ninth (9th) Extension Year' means July 1, 2006
                        until June 30, 2007.

                        "(III)  'Tenth (10th) Extension Year' means July 1, 2007
                        until June 30, 2008.

                        "(IV)   'Eleventh (11th) Extension Year' means July 1,
                        2008 until June 30, 2009.

                        "(V)    'Twelfth (12th) Extension Year' means July 1,
                        2009 until June 30, 2010.

______________________________

(8) Allowable diagnostic tests and physical performance tests shall include pre-employment medical and physical performance tests and examinations and pre-employment alcohol and substance abuse tests. Allowable diagnostic and physical performance tests shall NOT include tests and examination performed during the course of a driver's employment with the Contractor such as, but not limited to, random substance and/or alcohol abuse tests, post-accident substance and/or alcohol abuse tests, reasonable suspicion substance and/or alcohol abuse tests, and/or annual medical examinations.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 8-

                "(D)    The term 'Consumer Price Index' (herein expressed as
                'CPI'), as of a given date, is defined as that statistic of the
                United States Department of Labor or its successor agency, which the New York State Education Department (herein expressed as
                'SED') deems as the 'regional consumer price index for the New
                York, New York-Northeastern, New Jersey area, based upon the index for all urban consumers (CPI-U),' according to Education
                Law ss.305(14)(a)-(a-1) as the same may be updated, revised or otherwise changed during the life of this Extension and Eleventh
                Amendment Agreement. If Education Law ss.305(14)(a)-(a-1) shall be amended to permit stated or fixed percentage(s) of annual rate increase(s) for pupil transportation contract extensions, which increase(s) may exceed the applicable CPI increment(s), this Contract shall be deemed to be amended automatically and without the need for any action by the parties by substituting such stated or fixed percentage(s) of increase in place of the actual percentage(s) of increase in the CPI in any extension year in which the CPI shall be lower that the stated or fixed percentage(s).

                "(E)    The term 'Contractor's average cost per vehicle per day'
                for a given extension year is defined as the Contractor's 'Total
                Allowable Costs' for that extension year divided by the total number of 'vehicle days.'

                "(F)    The term 'Total Allowable Costs' is defined as the
                Contractor's actual accrued costs related directly to
                transportation services provided to the BOE under this Contract.

                "(G)    The term 'vehicle days' is defined as the total number
                of 'authorized vehicles' the Contractor actually operates
                multiplied by the number of actual school days per Extension
                Year for the term of this Extension and Eleventh Amendment
                Agreement,(9) EXCEPT for certain additional vehicles which shall be treated in the manner hereinafter provided.

                "(H)    The term 'authorized vehicles' is defined as the total
                number of contract and additional vehicles, but excluding spare vehicles, that the Contractor shall have been granted expressly by the Director. If the Director shall grant the Contractor additional vehicles during any given Extension Year of this
                Extension and Eleventh Amendment Agreement, such additional vehicles shall be counted among the 'authorized vehicles' during the first Extension Year in which such vehicles shall be awarded but only to the extent of the actual number of school days that the Contractor actually shall have operated the affected
                additional vehicles.(10) During the succeeding Extension
                Year(s), such additional vehicles shall be counted as
                'authorized vehicles' for all actual school days. If the
                Contractor has a 10-

______________________________

(9) In calculating the Contractor's average cost per vehicle day for purposes of determining rate augmentation under this Extension and Thirteenth Amendment
Agreement, the actual number of days that vehicles shall operate (instead of a fixed number of days as provided under previous extension and amendment agreements) shall be applied for each Extension Year included in such calculation.

(10) This partial exclusion of additional vehicles during the first extension year of award shall not apply to any vehicles that the Contractor may obtain by assignment or other transfer of contract or by acquiring the corporate shares of another school bus contractor.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                              -PAGE 9-

                month Contract(s) and the Director shall grant the Contractor summer work beyond the normal 10 months from September to June, the summer vehicles ONLY shall be exempt from inclusion in the cost justification process.

                "(I)    The term 'Cost Justification Financial Statement' is
                defined as a written 'review report' prepared by a Certified
                Public Accountant (hereinafter expressed as 'CPA') or Public
                Accountant (hereinafter expressed as 'PA') licensed by the State of New York, except as otherwise noted herein. Each Cost
                Justification Financial Statement shall include all of the facts and figures deemed necessary by the Director and/or the SED to provide a complete view of the Contractor's cost increase claims for the applicable comparative periods specified in this
                Extension and Eleventh Amendment Agreement. Each review report shall state that a review shall have been performed in
                accordance with AU623, et seq., as established and periodically updated by the American Institute of Certified Public
                Accountants (hereinafter expressed as "AICPA"), and the BOE
                Office of Auditor General's manual of cost increase
                justification rules and procedures (hereinafter expressed as
                "OAG Manual") as of the date of a given review report, and that the information in each Cost Justification Financial Statement shall have been based upon the representations of the
                Contractor's management. Each review report shall describe the nature of a review as distinct from an audit and shall describe the standard procedures that the CPA/PA shall have performed,
                e.g., an inquiry and an analytical review. Each review report shall give the limited assurance that, based upon the review, the CPA/PA shall not have been aware of any material
                modifications that should be made to the Cost Justification
                Financial Statement for it to be in conformity with AU623, et seq., as established and periodically updated by the AICPA, and the OAG Manual. A compilation report is insufficient to qualify as a Cost Justification Statement. In addition, the CPA/PA preparing each review report must state that he/she shall have studied the cost justification manual supplied by the Board and shall have applied the standards contained in the said OAG
                Manual to the development of each Cost Justification Financial
                Statement. If the Contractor shall not have had a CPA-audited financial report performed for any purpose within the three (3)
                years before June 30, 2005, then the Contractor must submit an audited Cost Justification Financial Statement by a CPA for its
                first or second such statement under this Extension and Eleventh
                Amendment Agreement.(11) The CPA/PA who shall prepare each Cost
                Justification Financial Statement must have no interest in this
                Contract, the Contractor and/or any entity affiliated in any manner with the Contractor and must so certify in writing in each review report. Each Cost Justification Financial Statement shall be in a form prescribed by the Director as approved by
                SED.

______________________________

(11) Such a CPA-audited Cost Justification Financial Statement must comply in all respects with AR 9100.63 entitled, "Special Purpose Financial Presentations to Comply with Contractual or Regulatory Provisions," as established and periodically updated by the AICPA.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 10-

        "(5)    COST JUSTIFICATION FINANCIAL STATEMENTS. Education Law
        ss.305(14) requires the Contractor to substantiate any cost increases that he/she claims to justify annual payment increases during the term of this Extension and Eleventh Amendment Agreement. The Director shall determine whether to approve all or any portion(s) of the claims in each of the Contractor's annual Cost Justification Financial Statements in accordance with the following:

                "(A)    To substantiate any payment increases(12) received under
                ARTICLES V-A, 28(C) or 29(D) during the Extension Year of July
                1, 2005 to June 30, 2006, the Contractor must submit by
                September 30, 2005, (I) a Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2004-2005 and
                2003-2004, and (II) a distinct Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under the Contract for each Extension Year for which application shall be made for any Unabsorbed Percentage Cost
                Increases.

                "(B)    To substantiate any payment increases received under
                ARTICLES V-A, 28(C) or 29(D) during the Extension Year of July
                1, 2006 to June 30, 2007, the Contractor must submit by
                September 30, 2006, (I) a Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2005-2006 and
                2004-2005, and (II) a distinct Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for each Extension Year for which application shall be made for any Unabsorbed Percentage Cost
                Increases.

                "(C)    To substantiate any payment increases received under
                ARTICLES V-A, 28(C) or 29(D) during the Extension Year of July
                1, 2007 to June 30, 2008, the Contractor must submit by
                September 30, 2007, (I) a Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2006-2007 and
                2005-2006, and (II) a distinct Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for each Extension Year for which application shall be made for any Unabsorbed Percentage Cost
                Increases.

______________________________

(12) The Fixed Percentage Increase provided hereunder, including either the five-and-sixty-six-hundredths percent (5.66%) increase for contracts under
Serial Nos. 0065, 0075, 8108 and 9888 or the three-and-seventy-four-hundredths percent (3.74%) increase for contracts under Serial No. 7263, shall NOT be subject to any requirement for cost justification under this Extension and
Thirteenth Amendment Agreement. Cf. ARTICLE V-A, ARTICLE 28(C), or ARTICLE
29(D), supra.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 11-

                "(D)    To substantiate any payment increases received under
                ARTICLES V-A, 28(C) or 29(D) during the Extension Year of July
                1, 2008 to June 30, 2009, the Contractor must submit by
                September 30, 2008, (I) a Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2007-2008 and
                2006-2007, and (II) a distinct Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for each Extension Year for which application shall be made for any Unabsorbed Percentage Cost
                Increases.

                "(E)    To substantiate any payment increases received under
                ARTICLES V-A, 28(C) or 29(D) during the Extension Year of July
                1, 2009 to June 30, 2010, the Contractor must submit by
                September 30, 2009, (I) a Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2008-2009 and
                2007-2008, and (II) a distinct Cost Justification Financial
                Statement(s) detailing the Total Allowable Costs incurred by the
                Contractor for all its operations and, separately, for its operations under this Contract for each Extension Year for which application shall be made for any Unabsorbed Percentage Cost
                Increases.

                "(F)    Until six (6) years after completion of its services
                hereunder or six (6) years after the termination date of this
                Extension and Eleventh Amendment Agreement, whichever shall occur later, the Contractor shall maintain complete and correct books and records related to all aspects of the Contractor's obligations hereunder. Records must be maintained separately so as to identify clearly the expenses applicable to this Contract, all previous extension and amendment agreements, and this
                Extension and Eleventh Amendment Agreement and must be
                distinguishable from all costs not incurred under this Contract, all previous extension and amendment agreements, and this
                Extension and Eleventh Amendment Agreement. Except as provided in this subparagraph, all other provisions of this Contract, as amended, that relate to the maintenance of records shall remain in full force and effect.

                "(G)    The Contractor will supply in each annual Cost
                Justification Financial Statement all data required by the SED related to this Contract, and the submittal shall include, without limitation to, SED-approved cost justification forms.
                The Contractor must supply promptly any and all additional cost data as required by the BOE or the SED.

        "(6)    REQUIRED ANALYSIS OF COSTS. To determine the allowable increase in costs for a given extension year, as specified in ARTICLE V-A(1),
        28(C)(1) or 29(D)(1) of this Contract, the following analysis of the
        Cost Justification Financial Statement must be undertaken:

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 12-

                "STEP 1:  Divide the total applicable annual operating costs by the number of vehicle days for both the base year and
                          the year previous to the base year to determine the
                          average daily cost per vehicle for each of those
                          years. The base year is the year immediately before
                          the extension year to which a rate increase is to be
                          applied.

                "STEP 2:  Subtract the average daily cost per vehicle for the year previous to the base year from the average daily
                          cost per vehicle for the base year to determine the
                          increase in the average daily cost per vehicle.

                "STEP 3:  Divide the increase in the average daily cost per vehicle by the average daily cost per vehicle for the
                          year previous to the base year to determine the
                          percent increase in the average daily cost per
                          vehicle.

                "STEP 4:  Compare the percent of increase in the average daily cost per vehicle to the percentage by which the CPI as
                          of May of the base year shall have increased over the
                          CPI as of May of the year previous to the base year.
                          Whichever is the lesser of the two (2) percentages
                          shall be the allowable increase applied to the daily
                          rate(s) for the affected Extension Year.

                "STEP 5:  For Extension Years 2005-06 through 2009-10, repeat
                          Steps 1-4. For each such Extension Year, determine the
                          percent of increase in the average daily cost per
                          vehicle. If the percent of increase in the average
                          daily cost per vehicle resulting in Step 3 shall be
                          insufficient to justify fully the CPI increment in
                          Step 4, add any previously Unabsorbed Cost Percentage
                          Increases from the applicable Extension Year(s)
                          expressed heretofore at PARAGRAPHS (1)(A)-(E) of
                          ARTICLE V-A, 28(C) or 29(D) of the Contract.

        "(7)    ALTERNATIVE COMPARISON OF COSTS. As an alternative to the
        procedures expressed in SUBPARAGRAPH (6), supra, to determine the allowable increase in daily rates per vehicle for Extension Years
        2005-06 through 2009-10, the Contractor may elect with respect to each such Extension Year to utilize the percentage increase in the
        Contractor's Total Allowable Costs on an aggregate business entity basis with respect to each of the applicable base years as compared to each of the years prior thereto, respectively. Nevertheless, the Contractor must undertake the analysis described in the preceding sentence in the form of an annual Cost Justification Financial Statement as defined in
        PARAGRAPH 4(I), supra. If the Contractor shall not make the foregoing election on or before August 15th of each Extension Year, the analysis of the Cost Justification Financial Statement, as provided in
        SUBPARAGRAPH (6), supra, shall apply and govern.

        "(8)    ALLOWABLE COST INCREASES. Total Allowable Costs are limited by the following: costs not attributable to the Contractor's operations under this Contract, costs that are not ordinary and/or reasonable, costs that are not documented, and/or costs disallowed by the SED and/or by BOE auditors for non-compliance with the definition of Total
        Allowable Costs as limited by this PARA-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 13-

        GRAPH (8). Such costs shall be subject to disallowance by the BOE and are not permitted to justify increases of the daily rate(s) per vehicle.
        The Director shall have the right to prescribe miscellaneous standardized cost categories for all contractors including the
        Contractor.

        "(9)    ACCESS TO SUBCONTRACTORS. If with the Director's approval the
        Contractor subcontracts any portion of the services under this Contract, the Contractor must include in any such subcontract a provision that allows full and unimpeded access by the BOE, the SED and/or the New York
        City Office of the Comptroller to the books and records of a subcontractor for inspection, audit and copying purposes. The Contractor does hereby agree and warrant to render all necessary assistance to obtain any requested documents from subcontractors. The Contractor's inability to obtain requested documentation from any subcontractors shall not excuse a failure to provide the documentation as a means to justify payment increases.

        "(10)   ABSENCE OF COST JUSTIFICATION FINANCIAL STATEMENT. The
        Contractor's failure to submit an annual Cost Justification Financial
        Statement by the deadline date as above expressed will result in the forfeiture of any increase later justified for the period from the service start date to the day the statement is received at OPT, unless the Director determines that reasonable circumstances exist to excuse the Contractor's late submittal.

        "(11)   ADJUSTMENTS TO LATER PAYMENTS. Based on the Board's audit of the
        Contractor's annual Cost Justification Financial Statements and financial records, the BOE may make any necessary adjustments in any later payments that become due and owing to the Contractor to compensate for any excesses of payments over cost increases. Notwithstanding the foregoing, the BOE shall make no adjustment in payments or the rate(s)
        of payment due the Contractor and shall make no claim for overpayments to the Contractor, unless the BOE audit, upon which such adjustment or claim is based, shall have been completed and submitted to the
        Contractor within two (2) years after the date on which the Contractor shall have submitted to the Board the Cost Justification Financial
        Statement and final supporting documentation for such Cost Justification
        Financial Statement,(13) which is the subject of such audit. The limitation upon payment adjustments expressed in the preceding sentence shall not apply to any payment adjustment(s) required by any applicable laws, rules and/or regulations as applied by governmental agencies, other than the Board, which may apply to this Contract.

        "(12)   REFUND OF OVERPAYMENT. The Contractor agrees and warrants
        further to refund all additional monies due to the BOE within thirty
        (30) days of the Board's final findings regarding any given Cost
        Justification Financial Statement (provided such final findings are completed and submitted to the Contractor not later than two years after the submission to the BOE of such Cost

______________________________

(13) If the Contractor shall amend or otherwise change the Cost Justification
Financial Statement and any supporting documentation after having made an initial submittal to the BOE, the two year limitation period shall be tolled and shall start again with the date of the submittal of each such amendment or other change.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 14-

        Justification Statement), if the amount of a given Extension Year's payment excess over allowable cost increase is greater than any payments due and owing for the balance of a given Extension Year. The limitation upon refunds expressed in the preceding sentence shall not apply to any refund(s) required by any applicable laws, rules and/or regulations as applied by governmental agencies, other than the Board, which may apply to this Contract.

        "(13)   UNABSORBED COST CARRY-FORWARD PROVISION. For any extension year in which the Contractor shall not be able to justify the maximum allowable rate(s) increase(s) for any one or more of Extension Years
        2005-06 to 2009-10, the Contractor shall be entitled to use the
        Unabsorbed Percentage Cost Increases, if any, as a supplemental device to achieve a greater allowable rate(s) increase(s). To be eligible to apply Unabsorbed Percentage Cost Increases, the Contractor must detail in writing the Total Allowable Costs from each set of two comparison years from which any Unabsorbed Percentage Cost Increases shall be derived as well as the total percentage of actual cost increase and the unabsorbed percentage of cost increase. When eligible and entitled hereunder, the Contractor may carry forward 'below-the-line' any previously Unabsorbed Percentage Cost Increases from any sets of comparison periods, as heretofore expressed at Paragraph 1(a)-(e) of
        ARTICLE V-A, 28(C) or 29(D) of the Contract, to supplement those cost increases that are used to justify augmentations of the daily rate(s)
        per vehicle for Extension Years 2005-06 through 2009-10. The term
        'below-the-line' means previously unabsorbed cost increases, which are carried forward, are deemed as allocated to the Extension Year(s) of accrual and not to the subsequent Extension Year(s) to which they are carried forward and applied both supplementally and 'below-the-line' as prior cost increases that have not as yet been absorbed by the annual
        CPI increment.(14) Once an item of previously Unabsorbed Percentage Cost
        Increases shall have been carried forward and applied 'below-the-line'
        to a given Extension Year, that item may not be used again in any later
        Extension Year.

        "(14)   INCONSISTENCIES. In the event of any apparent inconsistencies between any other provisions of the Contract and ARTICLES V-A, 28(C)
        and/or 29(D) hereof, the provisions of ARTICLES V-A, 28(C) and/or 29(D)
        shall prevail and govern in every case and for all intents and purposes."

(C)     AMENDMENTS TO INSURANCE PROVISIONS.

        (1)     ARTICLE (D) entitled, "Amendments to Insurance Provisions," as expressed in the Supplemental Tenth Amendment of Contract for General
        Education Pupil Transportation Services is here-

______________________________

(14) By way of example, from Extension Years 2004-05 to 2005-06 and from
Extension Years 2005-06 to 2006-07, the Contractor's costs increased by two percent (2%) and three percent (3%), respectively. From Extension Years 2004-05 to 2005-06 and from Extension Years 2005-06 to 2006-07, the CPI increased by one-and-one-half percent (1.5%) and two-and-one-half percent (2.5%), respectively. From Extension Years 2006-07 to 2007-8, the CPI increased by four percent (4%), while the Contractor's actual costs grew by only three percent
(3%). Although the Contractor's two discrete one-half percent (0.5%) cost increases above the allowable CPI caps accrued in Extension Years 2005-06 and
2006-07, respectively, each may be carried forward and applied below-the-line to supplement the Contractor's cost growth from Extension Years 2006-07 to 2007-08, which was lower than the CPI.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 15-

        by incorporated into, and made part of, this Extension and Eleventh
        Amendment Agreement as if set forth herein in its entirety, and the said
        ARTICLE (D) is hereby amended effective as of July 1, 2005 for purposes of Extension Year 2005-2006 through Extension Year 2009-2010 as follows:

                (A)     The first paragraph and NOTE 7 of ARTICLE D, PARAGRAPH
                (1)(E)(1)(A) are hereby amended to read as follows:

                                "CONTRACTOR PAYMENT OF VALICA PROGRAM PREMIUMS.
                        In consideration of the Board's supply of Primary
                        Insurance, the contract compensation payable to the
                        Contractor under this Contract shall be reduced for each
                        twelve month period that the Primary Insurance shall be
                        in effect (hereinafter expressed as 'Primary Policy
                        Year')(7), in an amount (hereinafter expressed as
                        'Contract Reduction Amount') equal to the following:

                        "(7)    The first Primary Policy Year shall be from
                                March 31, 2003 until March 30, 2004. The second
                                Primary Policy Year shall be from March 31, 2004
                                until June 30, 2005. The third Primary Policy
                                Year shall be from July 1, 2005 until June 30,
                                2006. The fourth Primary Policy Year shall be
                                from July 1, 2006 until June 30, 2007. The fifth
                                Primary Policy Year shall be from July 1, 2007
                                until June 30, 2008. The sixth Primary Policy
                                Year shall be from July 1, 2008 until June 30,
                                2009. The seventh Primary Policy Year shall be
                                from July 1, 2009 until June 30, 2010. For the
                                second Primary Policy Year which is for a 15
                                month period, the Base Premium, and the $2,000
                                Credit shall each be increased by twenty-five
                                percent (25%)."

                (b)     ARTICLE (D), PARAGRAPH (1)(E)(1)(A)(2) is hereby amended
                to read as follows:

                        "(2)    Two Thousand Dollars ($2,000.00) (hereinafter
                        expressed as "$2,000.00 Credit"), multiplied by the
                        total number of Contractor Vehicles (EXCLUDING spare
                        vehicles) assigned to the Contractor under the VALICA
                        Program in a given Primary Policy Year."

                (C)     The first full paragraph of PARAGRAPH (1)(E)(1)(E) of
                ARTICLE D is hereby amended to read as follows:

                        "(e)    Limitation on $2,000.00 Primary Insurance Cost
                        Reduction. All else to the contrary notwithstanding, the
                        BOE and the Contractor stipulate and agree that the
                        Board's obligation regarding the $2,000.00 Credit is
                        limited to a reduction of Two Thousand Dollars
                        ($2,000.00) per Contractor Vehicle (EXCLUDING spare
                        vehicles) per Primary Policy Year (pro-rated in case a
                        Primary Policy Year shall be more or less than twelve
                        months) for the number of Contractor Vehicles (EXCLUDING
                        spare vehicles) that shall have been assigned by the BOE
                        to the Contractor for any Primary Policy year. The
                        $2,000.00 Credit per Primary

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 16-

                        Policy Year also shall be pro-rated for any additional
                        Contractor Vehicles that shall be assigned to the
                        Contractor after the beginning of each such Primary
                        Policy Year. The Contractor stipulates and agrees that
                        it and its successors and assigns shall make no claims
                        for any $2,000.00 Credits that would increase the said
                        BOE obligation to more than Two Thousand Dollars
                        ($2,000.00) per Contractor Vehicle (EXCLUDING spare
                        vehicles) per Primary Policy Year. The Contractor
                        stipulates and agrees that the BOE shall be entitled to
                        recover at least the aggregate amount of the $2,000.00
                        Credits attributable to the Contractor from all tax
                        related and non-tax related savings achieved under the
                        VAFPA Program through June 30, 2004, as expressed
                        elsewhere in this Contract."

                (D)     ARTICLE (D), PARAGRAPH (1)(E)(L)(E)(1) entitled,
                "Increases and Decreases in the Number of Vehicles," shall have no further application for all Extension Years starting as of
                July 1, 2005. ARTICLE (D), PARAGRAPH (1)(E)(1)(E)(2) is hereby amended to read as follows:

                        "(2)    ASSIGNMENT OF CONTRACTOR VEHICLES. If the BOE
                        shall approve any contract assignments affecting
                        Contractor Vehicles (EXCLUDING spare vehicles), the
                        contract assignee shall be afforded a $2,000.00 Credit
                        per Contractor Vehicle (EXCLUDING spare vehicles). If
                        the Contractor accepts any assignments of vehicles under
                        this Contract, the Contractor stipulates and agrees that
                        the Contract Reduction Amount charged to the Contractor
                        for such assigned vehicles shall be based upon the
                        Contract Reduction Amount per vehicle of the assignor.
                        If the Contractor subsequently receives additional
                        Vehicles under the assigned Contract, the Contract
                        Reduction Amount applicable to the Additional Vehicles
                        shall be based upon the Contract Reduction Amount of the
                        Contractor and not that of the assignor. If an
                        assignor's premiums are lower than Two Thousand Dollars
                        ($2,000.00) per Contractor Vehicle, the assignee shall
                        not be entitled to any credits for the difference as
                        applied to spare and further additional vehicles as
                        otherwise permitted under PARAGRAPH (E)(1)(E)(1)(c),
                        NOTE 8, supra.

                (D)     ARTICLE (D), PARAGRAPH (1)(E)(L)(C), NOTE 8 is hereby
                amended to read as follows:

                        "(8)    In instances where the $2,000.00 Credits shall
                        exceed the Contractor's Base Premium, the Contractor
                        shall be entitled to a credit for any difference to be
                        applied by the BOE against the Contract Reduction Amount
                        otherwise payable by the Contractor for spare vehicles,
                        PROVIDED, the preceding shall act only to lower the
                        Contract Reduction Amount and shall not obligate the BOE
                        to make any payments to the Contractor to any extent
                        whatsoever."

(D)     EMPLOYEE PROTECTION PROVISIONS.

        PARAGRAPH (E) of the Extension and Ninth Amendment Agreement of Contract
Serial Nos. 0065, 0075 and 8107, PARAGRAPH (E) of the Extension and Fifth
Amendment of Contract Serial No. 9888, and

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 17-

ARTICLE 45 of Contract Serial No. 7263, as amended, are hereby amended to read as follows for the period of this Extension and Eleventh Amendment Agreement:

        "1.     PRIORITY IN HIRING AND MASTER SENIORITY LISTS.

        "There shall be established two industry-wide Master Seniority Lists.
        One list shall be composed of all operators (drivers), mechanics, and dispatchers and the other list shall be composed of escorts
        (matrons-attendants) who were employed as of June 30, 2005, under a contract between their employers and the Board for the transportation of school children in the City of New York, who are furloughed or become unemployed as a result of loss of contract or any part thereof by their employers, or as the result of a reduction in service directed by the
        Board during the term of the contract, in accordance with their date of entry into the industry. All operators (drivers), mechanics, dispatchers and escorts (matrons-attendants) on the Master Seniority Lists who participated in the Division 1181 A.T.U.-New York Employees Pension Fund
        and Plan as of June 30, 2000, and who do not exercise their option to withdraw from the Fund and Plan shall continue to participate in such
        Pension Plan. By not later than September 30th of each Extension Year, the Contractor shall supply the BOE with a Seniority List for all of the
        Contractor's employees, which Seniority List the Contractor shall input into a Web-Based Application to be supplied by the BOE.

        "Any existing contractor or individual who conducted business as a sole proprietor, or as a member of a partnership or who held a controlling interest in a corporation that performed service pursuant to contract expiring in June, 2005 ("existing contractor") shall give priority in employment on September, 2005 or thereafter on the basis of position on the Master Seniority List of any additional or replacement operators, mechanics and dispatchers beyond those performing service as of June 30,
        2005 consistent with the number of employees required by the specifications of the contract expiring June, 2005 for the number of vehicles providing service to the Board as of June 30, 2005 to individuals from the Master Seniority List until such list is exhausted.

        "Any new contractors, i.e., those who did not provide service pursuant to contract expiring June, 2005 ("new contractor"), shall give priority in employment in September, 2005 or thereafter on the basis of seniority to every operator (driver), mechanic and dispatcher performing service pursuant to such contract starting from the first employee from the
        Master Seniority List until such list is exhausted.

        "Should the Board determine to require the Contractor to provide escort service in addition to the operator, and in the event that all escorts
        (matrons-attendants) on the Master Seniority List, who were employed as of June 30, 2005, are not employed as escorts by contractors for the beginning of service in September of 2005, then said escorts shall be employed in order of their position on the Master Seniority List.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 18-

        "2.     COMPENSATION.

        "All operators (drivers), mechanics, dispatchers and escorts
        (matrons-attendants) on the industry-wide Master Seniority Lists shall be employed and paid on a full-time basis based upon the wage scale received from prior employer under pupil transportation contracts.

        "The Contractor shall compensate operators (drivers), mechanics and dispatchers and escorts (matrons-attendants) who appear on the Master
        Seniority Lists and who are employed pursuant to contracts to be awarded as follows for the term of the Contract:

                "(A)    operators (drivers) and dispatchers at a daily rate of
                pay, including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

                "(B)    mechanics at a daily rate of pay, including any COLA,
                for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

                "(C)    escorts (matrons-attendants) at a daily rate of pay,
                including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

        "Such operators (drivers) and escorts (matrons-attendants) shall be available for extended service, without additional compensation, which shall be defined as performance within the particular job category (i.e.
        drivers as drivers, and escorts (matrons-attendants) as escorts
        (matrons-attendants) ) within the eight (8) hour work day within the spread (8 within 10 hours) provided for in the collective bargaining agreement covering said employees, if any.

        "3.     WELFARE.

        "Contributions by the Contractor for providing welfare benefits to operators (drivers), mechanics, dispatchers and escorts
        (matrons-attendants), in the event the Contractor employs escorts, who appear on the Master Seniority List shall be no less than $587.65 through December 31, 2005 and $607.65 for the period of January 1, 2006 through June 30, 2006 per employee per month on a twelve month basis during each year of the Contract.

        "4.     PENSIONS.

        "The Contractor shall sign an agreement with Division 1181 A.T.U.-New
        York Employees Pension Fund and Plan to participate in such plan on behalf of all operators (drivers), mechanics, dispatchers and escorts
        (matrons-attendants), in the event the Contractor employs escorts, who appear on the Master Seniority Lists and who participated in the Fund and Plan as of June 30, 2005. This requirement shall not be interpreted to require any existing contractor or new contractor to enter into a collective bargaining agreement with the union, nor shall it prohibit any new contractor or ex-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 19-

        isting contractor from entering into a collective bargaining agreement with the union. The Contractor shall file a copy of the executed agreement with the Trustees of the Fund and Plan to participate in said
        Fund and Plan and with the Director before the start of any school bus service under this Contract.

        "The Contractor shall contribute $63.40 per week per operator (driver), mechanic and dispatcher on the Master Seniority List, and participating in the Plan and Fund as of June 30, 2005, for forty weeks each year for the term of the Contract, or such greater amount as may be required, based on contributions by contractors on behalf of the majority of employees participating in the Fund and Plan pursuant to a collective bargaining agreement with Local 1181-1061. The Contractor shall withhold
        $33.00 a week from each operator, mechanic and dispatcher participating in said Fund and Plan for forty weeks each year for the term of the contract, or such greater amount as may be required based on contributions of a majority of the operators (drivers), mechanics or dispatchers contributing to the Fund and Plan.

        "Such new contractors and existing contractors who provide escort service, shall contribute $59.40 per week per escort (matron-attendant)
        for forty weeks each year for the term of the contract, or such greater amount as may be required based on contributions by contractors on behalf of the majority of employees participating in the Fund and Plan pursuant to a collective bargaining agreement with Local 1181-1061. The
        Contractor shall withhold $23.00 per week from each escort,
        (matron-attendant) participating in said Fund and Plan and Fund for forty weeks each year for the term of the Contract, or such greater amount as may be required based on contributions of the majority of the escorts contributing to the Fund and Plan.

        "In connection with employees who are on the Master Seniority List and who do not participate in the Local 1181-1061 Fund and Plan, they shall not be required to participate in the Plan but shall participate in the collective bargaining agreement, if any, of their employer.

        "The Contractor shall pay all such amounts to the Fund and Plan within seven days after the end of each payroll period.

        "5.     ENFORCEMENT.

        "In addition to any other remedies provided in the contract between the
        Board and the contractor, such as default and/or termination, if the contractor is found to be in violation of the foregoing Employee
        Protection Provisions regarding the payment of wages, welfare benefit contributions, pension contributions, or other aspects of compensation or benefits, then the Director of the Office of Pupil Transportation, within thirty (30) days of written notice, shall withhold the appropriate amounts from any payments due to the contractor and pay them directly to the applicable union for the benefit of the employees affected, to the Division 1181 A.T.U.-New York Employees Pension Fund or
        other applicable union pension fund for the benefit of the employees affected or to the appropriate Welfare Fund for the benefit of the employees affected. If the affected employees are not

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 20-

        affiliated with any union, then the Board shall investigate on their behalf allegations of employee protection provision violations regarding the payment of wages, welfare benefit or health insurance contributions, pension or similar savings plan contributions, or other aspects of compensation or benefits. Upon a finding of any such violation(s), the
        OPT Director shall withhold the appropriate amounts from any payments due to the Contractor and pay them directly to the employees or to such health insurance companies or other institutions as appropriate.

        "In the event any new contractor or existing contractor willfully fails to comply, the Board of Education shall act to cancel such contractor's contract, provided, however, that the Board shall not be required to act so as to cause a disruption of service.

        "6.     Contractors providing a total of five vehicles or less pursuant to all contracts with the Board for the transportation of pupils shall not be subject to the foregoing provisions with respect to operators
        (drivers), mechanics and dispatchers.

        "Escorts (matron-attendants) shall not be included in the exclusion in this PARAGRAPH SIX (6).

        "7.     For the purposes of this section, corporate bidders who are subject to common control as determined by the Board based upon analysis of (A) ownership of the corporation's assets, (B) coincidence of corporate officers and directors, and (C) such other factors as the
        Board determines to be relevant, are deemed to be one bidder.

        "8.     The Board may in its sole and unfettered discretion change any date which determines employee protected status, employer status or any other status, which is contained in any employee protection provisions of the Contract. The Master Seniority Lists will be updated to June 30,
        2005 as permitted in accordance with pre-existing collective bargaining agreements executed prior to the date of execution of this Contract.
        Furthermore, the rates quoted herein may not be reflective of current labor rates in effect. The Contractor should pay special attention to the fact that many employees on the Master Seniority Lists have been in the industry for many years and therefore may be entitled to substantial wages, pension and welfare benefits and wage accruals.

        "The date for inclusion on the Master Seniority List is hereby updated to the last school day in June, 2005 as permitted in accordance with pre-existing collective bargaining agreement executed prior to the date of this Extension Agreement and Amendment Agreement."

(E)     VINTAGE AND AIR-CONDITIONING REQUIREMENTS.

        (1)     AGE AND CONDITION OF VEHICLES. The vehicles affected by this provision include all originally contracted vehicles, (i.e., "contract vehicles") and all additional and spare vehicles. Except for the age of vehicles, nothing contained in this PARAGRAPH (1) and/or any of its subparagraphs shall be deemed or construed in any manner or to any extent whatsoever to act and/or operate in abroga-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 21-

        tion or derogation of any other individual or cumulative provisions of the Contract, as heretofore amended and extended.

                (A)     The Contractor shall furnish service, maintenance and
                repairs of all vehicles used in the performance of this contract in compliance with (I) all manufacturer's guidelines for
                maintenance, service and repairs, (II) all Federal and State of
                New York statutes, regulations, rules, guidelines and policies applicable to service, maintenance and repair of school bus vehicles, (III) all New York State Department of Transportation
                and New York State Department of Motor Vehicles policies, rules and regulations, (IV) Federal and State regulations applicable to maintenance and repair of school bus vehicles, and (V) all
                New York State Education Department, policies, rules and
                regulations applicable to service, maintenance and repair of school bus vehicles. The Contractor shall maintain and, upon demand, shall present to the Director contemporaneously kept, accurate, complete, orderly and written records of the school bus vehicle maintenance and repair activities performed in accordance with the foregoing.

                (B)     The Director shall have the right to disapprove any
                vehicles under this Contract and to require the Contractor to furnish acceptable replacement vehicles in the event that the
                Director determines in his/her judgment any such vehicle(s) to be unfit for service.

                (C)     During the life of this Extension Agreement Contractors
                who provide mini wagons and/or ramp Wagons (collectively "Small
                School Buses") and Contractors who provide a combination of (x)
                Small School Buses; and (y) standard school buses, dual-door buses and or hydraulic lift buses (collectively, "Large School
                Buses") must comply with the following:

                        (I)     Except as provided in subparagraph (e) below, by
                        June 30, 2005, no more than 10% of the total number of
                        vehicles operated by a Contractor pursuant to this
                        Contract may be manufactured prior to 1987;

                        (II)    Except as provided in subparagraph (e) below, by
                        June 30, 2006, no more than 25% of the total number of
                        vehicles operated by a Contractor pursuant to this
                        Contract may be manufactured prior to 1990 and no such
                        vehicles may be manufactured prior to 1987;

                        (III)   By June 30, 2007, no more than 20% of the total
                        number of vehicles operated by a Contractor pursuant to
                        this Contract may be manufactured prior to 1991 and no
                        such vehicles may be manufactured prior to 1988;

                        (IV)    By June 30, 2008, no more than 10% of the total
                        number of vehicles operated by a Contractor pursuant to
                        this Contract may be manufactured prior to 1992 and no
                        such vehicles may be manufactured prior to 1989;

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 22-

                        (V)     By June 30, 2009, no vehicles operated by a
                        Contractor pursuant to this contract may be manufactured
                        before 1990; and,

                        (VI)    In the event of a further extension of this
                        contract beyond June 30, 2010, by June 30, 2010 no more
                        than 5% of the total number of vehicles operated by a
                        Contractor pursuant to this contract may be manufactured
                        prior to 1993 and no such vehicles may be manufactured
                        prior to 1991.

                (D)     During the term of this Extension Agreement, Contractors
                who operate a combination of Large School Buses and Small School
                Buses, and Contractors who operate only Large School Buses must comply with the following with regard to the age of Large School
                Buses as a separate class of vehicles:

                        (I)     Except as provided in SUBPARAGRAPH (E), infra,
                        by June 30, 2005, no more than 10% of the number of
                        Large School Buses operated by a Contractor pursuant to
                        this Contract may be manufactured prior to 1987;

                        (II)    Except as provided in SUBPARAGRAPH (E), infra,
                        by June 30, 2006, no more than 30% of the number of
                        Large School Buses operated by a Contractor pursuant to
                        this Contract may be manufactured prior to 1990 and no
                        such vehicles may be manufactured prior to 1987;

                        (III)   By June 30, 2007, no more than 25% of the number
                        of Large School Buses operated by a Contractor pursuant
                        to this Contract may be manufactured prior to 1991 and
                        no such vehicles may be manufactured prior to 1988;

                        (IV)    By June 30, 2008, no more than 20% of the number
                        of Large School Buses operated by a Contractor pursuant
                        to this Contract may be manufactured prior to 1992 and
                        no such vehicles may be manufactured prior to 1989;

                        (V)     By June 30, 2009, no more than 15% of the number
                        of Large School Buses operated by a Contractor pursuant
                        to this Contract may be manufactured prior to 1992 and
                        no such vehicles may be manufactured prior to 1990; and,

                        (VI)    In the event of a further extension of this
                        Contract beyond June 30, 2010, by June 30, 2010, no more
                        than 10% of the number of Large School Buses operated by
                        a Contractor pursuant to this Contract may be
                        manufactured prior to 1993 and no such vehicles may be
                        manufactured prior to 1991.

                (E)     Notwithstanding the limitations set forth in
                SUBPARAGRAPH (C)(I) and (II) and SUBPARAGRAPH (D)(I) and (II),
                supra, through June 29, 2006, the Contractor may continue to use the vehicles that the Contractor owns and/or leases and are in service as of June 30, 2005 ("Exist-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 23-

                ing Vehicles"), PROVIDED, the Director shall have the right to disapprove any such vehicles and to require the Contractor to furnish an acceptable replacement vehicle in the event that the
                Director shall determine in his/her judgment any such vehicle(s)
                to be unfit for service. Vehicles transferred among contractors that are subject to common control shall be considered Existing
                Vehicles under the preceding sentence.

                (F)     Any vehicles that shall be first placed into service
                during the term of this Extension Agreement shall be not more than five (5) years old at the time such vehicle is placed into service. The continued use of any given contractor's vehicles that are in service in accordance with the terms hereof shall be authorized for use pursuant to the terms of this provision by a contract assignee, upon assignment of a contract with approval of the Board.

                (G)     Vehicles ordered prior to June 30 and delivered prior to
                the end of the following September of an Extension Year shall qualify for purposes of determining the percentages set forth in
                SUBPARAGRAPHS (C) and (D), supra.

                (H)     In the event of an assignment of a Contract or an
                assignment of a separate item of a Contract, which shall have been approved by the BOE, vehicles transferred to the assignee by the assignor, which were in compliance with the assignor's vintage requirements, may be placed in service by the assignee, notwithstanding that such vehicles might otherwise result in noncompliance with the percentage limitations of SUBPARAGRAPH
                (C) or (D), supra. The preceding sentence to the contrary
                notwithstanding, the assignee Contractor shall have twelve (12)
                months from the date of BOE approval of an assignment to bring all non-complying vehicles into full compliance with the
                percentage limitations of SUBPARAGRAPH (C) or (D), supra.

                (I)     For purposes of SUBPARAGRAPHS (C) and (D), supra, a
                manufacture date/placed in service date shall replace the
                manufacture date to allow a manufacture date one (1) year
                earlier than current allowance. For explanatory purposes,
                current BOE rules require that a new vehicle is one with a model year of "x" and a manufacture year of "x - 1." During the term of the Extension and Thirteenth Amendment Agreement, new vehicle shall be a model year of "x -1" and a manufacture date of "x -
                2."

        (2)     LIST OF VEHICLES. The Contractor must provide a list of all vehicles, including spare and maintenance vehicles, to be operated during each Extension year. Each list must show for every vehicle the year, make, type, seating capacity, registration number, bus number, license plate number, owner, lessee (if applicable), and the expiration date of the New York State Department of Transportation approval sticker. The information required under this paragraph must be provided to a Web-Based Application, as supplied and updated by the BOE, and the
        Contractor must supply a copy of the title or certificate of registration for each listed vehicle. Whenever any changes occur in the list of vehicles as stated on the Web-Based Application, the Contractor must update the list

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 24-

        within two (2) BOE Business Days. In addition, the Contractor must provide at the same time written assurance that all vehicles are equipped with two-way radios.

        (3)     AIR CONDITIONING/CLIMATE CONTROL SYSTEMS. (A) Each vehicle that is required to have an Air Conditioning/Climate Control System must be equipped with an air conditioning system with sufficient power-train, electrical, and engine cooling support systems to maintain comfortable conditions throughout the entire interior of the vehicle during any warm weather periods at ambient temperatures not higher nor lower than necessary to meet the medical and comfort needs of each passenger.

                (I)     By June 30, 2006, fifty percent (50%) of all Small
                School Buses operated by the Contractor pursuant to this
                Contract will be required to be equipped with air
                conditioning/climate control systems.

                (II)    By June 30, 2007, sixty percent (60%) of all Small
                School Buses operated by the Contractor pursuant to this
                Contract will be required to be equipped with air
                conditioning/climate control systems.

                (III)   By June 30, 2008, seventy percent (70%) of all Small
                School Buses operated by the Contractor pursuant to this
                Contract will be required to be equipped with air
                conditioning/climate control systems.

                (IV)    By June 30, 2009, eighty percent (80%) of all Small
                School Buses operated by the Contractor pursuant to this
                Contract will be required to be equipped with air
                conditioning/climate control systems.

                (V)     In the event this Contract shall be further extended
                beyond June 30, 2010, by June 30, 2010, one hundred percent
                (100%) of all Small School Buses operated by the Contractor pursuant to this Contract will be required to be equipped with air conditioning/climate control systems.

                (B)     Each Small School Bus which the Contractor shall acquire
        during the term of this Extension Agreement in order to comply with the age requirements set forth in SECTION (1) hereof, shall be equipped with air conditioning/climate control systems. With the exception of the vehicles referenced in the preceding sentence, the Board shall pay a one-time equipment fee equal to the lesser of $3,000 or 50% of the
        Contractors cost to air condition the number of Small School Buses (I)
        which the Contractor is required to maintain for any Extension Year in accordance with the percentages set forth in SUBPARAGRAPH (A) of this
        SECTION (3); and/or, (II) which the Contractor is required to air condition in order to comply with applicable law.(15) By way of example, if in June

___________________________

(15) The Contractor may either retrofit existing vehicles with air-conditioning units or purchase new vehicles with air-conditioning units installed by the vehicle manufacturer or dealer.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 25-

        2006 (at which time 50% of all Small School Buses which make up a
        Contractor's fleet are required to be air conditioned and no more than
        25% of such fleet can be manufactured prior to 1990), a Contractor's fleet consisted of twenty five 1989 and seventy five 1995
        non-air-conditioned Small School Buses, the Contractor would be required to (I) replace all of the twenty five 1989 vehicles with newer Small
        Buses with air conditioning at its own cost to satisfy the vintage requirements; and, (II) replace or retrofit twenty five of the 1995 vehicles with air conditioning (to meet the 50% AC requirement) for which the Contractor would be entitled to an equipment fee equal to the lesser of $3,000 or one-half of the cost of such air conditioning installation per bus.

                (C)     Subject to prior approval by the Board, Contractors
        shall receive a one-time equipment fee for each Large School Bus equipped with air-conditioning/climate control systems, which the
        Contractor shall place into service during the term of this Extension
        Agreement. Such equipment fee shall equal the lesser of $4,000 or one-half of the cost of the Contractor's cost for such air-conditioning system. The Board's prior approval shall not be withheld in instances where the Contractor is required by law to provide air conditioned Large
        School Buses in order to transport New York City school children.

                (D)     The Board shall pay the cost of the air-conditioning
        equipment fee directly to the Contractor.

                (E)     Each air-conditioned vehicle, for which the Board shall
        pay an equipment fee in accordance with this SECTION (3), shall be made available for service to the Board on a priority basis.

                (F)     If the Contractor shall accelerate the timing for the
        purchase of air-conditioned vehicles beyond the timing needed to comply with the vintage requirements under PARAGRAPH (E)(1), supra, the
        Contractor shall be entitled to the air conditioning equipment fee for such air conditioned vehicles for which the purchase or retrofit thereof shall have been accelerated, provided, that the Contractor shall have obtained advance approval for such acceleration from the Director. In cases where the Contractor already shall have met the minimum requirement for the number and/or percentage of vehicles with air-conditioning at the outset of this Extension and Eleventh Amendment
        Agreement, however, the Contractor shall not be entitled to any reimbursement of any past costs and expenses for the installation, upgrade, retro-fitting, repair and/or maintenance of air-conditioning equipment.

(F)     MISCELLANEOUS VEHICLE, OPERATIONAL AND FINANCIAL AMENDMENTS.

        (1)     COMPUTER SYSTEMS. The Contractor shall be required to maintain a computer system sufficient to run applications developed by the BOE
        Office of Pupil Transportation. Currently, the minimum computer system required is as follows: Pentium IV Computer, 512 megabytes of RAM, 50 gigabyte hard disk, Windows XP/2000, and Broad-Band Connection. The
        Contractor shall also maintain the following: (I) online route establishment, deletion and modification capability; (II) high speed internet connectivity for electronic routing; and, (III) a website which shall include updated (on a basis as specified by the Director) pick up and drop off times for the routes serviced by

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 26-

        the Contractor. During the life of this Extension Agreement, the
        Contractor will be required to update the computer system as required by the Director.

        (2)     NEW LAWS, RULES, REGULATIONS, BYLAWS OR SCHOOL BUS SAFETY
        FEATURES. If, starting July 1, 2005, any State or local laws, rules or regulations are enacted, updated, revised, amended or otherwise changed in any manner that shall require the Contractor to undertake any new or revised procedures affecting school bus personnel or operations (i.e., school bus personnel drug or alcohol testing, driver licensing or training procedures, etc.) or the introduction onto vehicles of new safety features or any other equipment (e.g., increased seat-back padding, back-up beepers, stop arms, safety sensors, seat belts, etc.), the Contractor must comply promptly, PROVIDED, the BOE shall pay one-half (1/2) of the cost of compliance with any such new or revised driver and/or operational procedures and/or for the purchase and installation of new safety features and/or other equipment in compliance with any such legal and/or regulatory changes. If, starting July 1,
        2005, any Federal laws, rules and/or regulations are enacted, updated, revised, amended or otherwise changed in any manner that shall require the Contractor to undertake any new or revised procedures affecting school bus personnel or operations (i.e., school bus personnel drug or alcohol testing, driver licensing or training procedures, etc.) or the introduction onto vehicles of new safety features or any other equipment
        (e.g., increased seat-back padding, back-up beepers, stop arms, safety sensors, seat belts, etc.), the Contractor must comply promptly, and the
        BOE shall not be liable to pay any additional compensation to the
        Contractor for such compliance.

        (3)     CUSTOMER LIAISON. In each garage maintained to provide services under this Contract the Contractor shall employ personnel dedicated to customer telephone response at the rate of one customer liaison for every 100 buses (to a maximum of three customer liaisons per garage)
        EXCEPT during the first three weeks of school opening when the ratio shall be one liaison per fifty buses.

        (4)     REPLACEMENT BUSES. Replacement buses must be dispatched
        immediately following a determination that more than thirty minutes will be required for a repair truck to reach a breakdown site.

        (5)     SAFETY KIT. Each bus must contain a safety kit including fire blanket, seat belt, cutter, flashlight and liquid clean up kit.

        (6)     SPECIAL TRAINING. Drivers will be made available for not less than two (2) days each BOE School Year for specialized training,
        PROVIDED, that the cost of overtime or additional labor costs incurred as a result thereof, if any, will be paid by the BOE to the Contractor.

        (7)     GEOGRAPHIC POSITIONING SYSTEMS. All buses will be equipped with a geographic positioning system and back up cellular emergency communications, the cost of which, including monthly service and maintenance fees shall be purchased and paid for by the BOE.

        (8)     DIESEL EMISSION FILTERS. Commencing June 30, 2006 and during the remaining term of this Extension and Eleventh Amendment Agreement, all
        Large School Buses (and any other buses

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 27-

        which are required by law to be equipped with diesel emission filters)
        shall be equipped with diesel emission filters that shall satisfy all regulatory and legal requirements, the cost of which filters and replacement filters shall be paid by the BOE. The preceding sentence to the contrary notwithstanding, the Contractor shall be responsible to replace at it sole cost and expense any and all emissions filters that shall need to be replaced during the term of this Extension and Eleventh
        Amendment Agreement due to any act(s) of commission and/or omission by the Contractor that shall cause and/or permit the manufacturer's warranty to be voided or otherwise terminated.

        (9)     RAMP WAGONS. Ramp Wagons which under current Department of
        Transportation regulations can only accommodate three (3) wheelchair passengers, shall continue to qualify as Ramp Wagons under the specifications of this Contract, provided the Board shall have the right to designate certain routes for four wheelchair passengers Ramp Wagons on an as needed basis and to offer such designated routes in according to the Pick Order, first to those Contractors with Ramp Wagons having capacity for four wheelchairs and then to those Contractors with Ramp
        Wagons having capacity for three wheelchairs. Contractors with four wheelchair capacity vehicles shall not be required to accept any such designated routes.

        (10)    SALES, EXCISE AND USE TAXES. The Board and the Contractor hereby stipulate and agree that the following amendments to the Contract shall take effect only if an when (i.e., no retroactive application) the BOE shall obtain approval for the said provisions about sales, excise, compensating use and/or other taxes from the New York State Department of Taxation & Finance, the New York State Office of Attorney General,
        and/or a judicial and/or administrative tribunal with applicable jurisdiction. If and to the extent that the New York State Department of
        Taxation & Finance, the New York State Office of Attorney General,
        and/or a judicial and/or administrative tribunal with applicable jurisdiction shall require the following provisions to be revised to conform to applicable laws, rules and regulations, the Board and the
        Contractor hereby stipulate and agree that, upon the issuance of a ruling making such a revision requirement, the following provisions in this Paragraph (H)(10) shall be deemed so revised automatically and without the need for any further action by the Board and/or the
        Contractor. ARTICLE (G)(6) of the Extension and Ninth Amendment of
        Contract entitled, "Sales, Excise and Use Taxes," is hereby amended to read as follows:

                "6.1.   ELIMINATION OF FEDERAL, STATE AND LOCAL TAXES.

                        "The BOE represents that it is a municipal corporation
                and school district as defined in the Education Law and the
                General Construction Law of the State of New York, and as such is exempt from the payment of Federal, State or local sales, excise, compensating use, gross receipts and other applicable taxes, as provided under the U.S. Internal Revenue Code and the
                Tax Law of the State of New York. The Contractor shall use commercially reasonable efforts to comply with the provisions set forth herein for the elimination of payments of such taxes for otherwise taxable goods, supplies, equipment, services, etc., that the Contrac-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 28-

                tor shall purchase in the provision of the services under this
                Contract for purposes of resale to the BOE, and the Contractor shall pass along the benefits of related savings to the BOE.

                "6.2.   CONTRACTOR AS A PURCHASING AGENT.

                        "6.2.1. The BOE hereby appoints, designates and approves
                        the Contractor to be and to act as the Board's official
                        purchasing agent for purposes of this Contract, to
                        purchase or otherwise lawfully acquire third party
                        services, third party goods, etc., that the Contractor
                        shall reasonably and ordinarily need for purposes of
                        resale to the BOE and otherwise to furnish the services
                        under this Contract. The Contractor hereby accepts the
                        BOE appointment to be and to act as the Board's official
                        purchasing agent as set forth in the preceding sentence.
                        This agency appointment is limited strictly to the
                        purposes of the Contractor's provision of third party
                        services, third party goods, etc., under this Contract
                        and for no other purposes. In furtherance thereof, the
                        BOE shall furnish to the Contractor an agency
                        appointment letter on official NYCDOE letterhead
                        stationery (hereinafter expressed as "Purchasing Agency
                        Letter") that the Contractor shall utilize in all of its
                        purchases or other forms of lawful acquisition from the
                        Contractor's suppliers, sellers, subcontractors or other
                        sources.

                        "6.2.2. The Contractor shall present a copy of the
                        Purchasing Agency Letter and such other necessary
                        documentation, as provided by the BOE, to each supplier,
                        seller, subcontractor or other source from or with whom
                        the Contractor purchases or otherwise lawfully acquires
                        consumable goods, commodities, materials, supplies,
                        hardware, software, services, etc., for purposes of
                        resale to the BOE in performing this Contract. For each
                        such transaction, the Contractor shall use commercially
                        reasonable efforts to obtain full exemptions from all
                        applicable Federal, State and local sales, excise,
                        compensating use, gross receipts and other applicable
                        taxes. This agency appointment and tax exemption does
                        not apply to the purchase or other acquisition of
                        durable goods and equipment such as, but not limited to,
                        school buses, maintenance vehicles, automobiles, durable
                        equipment, durable tools, capital fixtures, etc., that
                        are not for purposes of resale to the BOE or shall
                        otherwise not be consumed in the performance of school
                        bus services and other services under this Contract.

                        "6.2.3. To the extent legally possible, the Contractor's
                        invoices to the BOE for services purchased from the
                        Contractor shall not include any sales, excise,
                        compensating use, gross receipts and/or other applicable
                        taxes. The Contractor shall use commercially reasonable
                        efforts to cooperate with the BOE and with any third
                        party to ensure that no sales, excise, compensating use,
                        gross receipts and/or other applicable taxes shall be
                        payable by the Contractor or by the BOE with respect to
                        third party goods and third party services that are
                        purchased from third parties by the Contractor on behalf
                        of the BOE.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 29-

                        "6.2.4. The Contractor's agreements with, and purchase
                        orders to, any third party manufacturers, sellers,
                        suppliers and/or service providers as well as all
                        subcontractors in connection with the services performed
                        under this Contract shall specify that the Contractor is
                        a purchasing agent for the BOE. All checks that the
                        Contractor issues for payment to third party
                        manufacturers, sellers, suppliers and/or service
                        providers as well as all subcontractors in connection
                        with the services delivered and performed hereunder
                        shall specify that the Contractor is a purchasing agent
                        for the BOE.

                        "6.2.5. In the event that any subcontractors or
                        subcontractor's employees shall make any purchases or
                        other forms of lawful acquisition on the Contractor's
                        behalf pursuant to this Contract for purposes of resale
                        to the BOE, the Contractor shall require such
                        subcontractors or subcontractor employees, as the case
                        may be, to use all commercially reasonable efforts to
                        seek and obtain the appropriate sales, excise, use and
                        other tax exemptions on the Board's behalf. In
                        furtherance thereof, the BOE shall furnish to the
                        Contractor, upon written request, a letter on official
                        NYCDOE letterhead stationery of the purchasing agency
                        appointment of each such subcontractor or
                        subcontractor's employee that the said person or entity
                        shall utilize in all of his/her/its purchases or other
                        forms of lawful acquisition from any affected suppliers,
                        sellers, and other sources.

                        "6.2.6. If the Contractor needs any assistance, advice
                        or modification(s) regarding its agency appointment
                        letter(s), the Contractor shall provide written notice
                        of such request to Michael P. Coneys, Esq., Attorney (or
                        his successor), New York City Department of Education,
                        Office of Legal Services, The Tweed Courthouse, 52
                        Chambers Street, Room 308, New York, NY 10007-1222;
                        telephone: (212) 374-3442; fax (212) 374-5596; e-mail
                        address at mconeys@nycboe.net."

(G)     GENERAL MISCELLANEOUS AMENDMENTS.

        All else to the contrary notwithstanding, the Contract is hereby amended as follows:

        (1)     CHANGES AFFECTING CONTRACTOR. PARAGRAPH (I)(2) of the Extension
        and Ninth Amendment Agreement is amended to read in its entirety as follows:

                "(2)    CHANGES AFFECTING THE CONTRACTOR. The Contractor shall
                provide written notice to the BOE on forms prescribed by the
                Director of each change affecting the following: partners, sole proprietors, management control, Chief Executive Officer, Chief
                Financial Officer, Chief Operating Officer, or the organization of ownership of the contractor, i.e., the corporation,
                partnership or sole proprietorship. Changes in the Contractor include, but are not limited to, the following: corporate or partner voting power; sale, transfer or other alienation of corporate, partnership or sole proprietorship assets; sale or transfer of corporate stock or part-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 30-

                nership interest over five percent (5%); or, any other action that may affect BOE interests. Effective as of the 2005-06
                Extension Year, without the prior approval of the Director, which approval shall not be unreasonably withheld, (I) no
                Contractor shall change its chief executive officer (with the exception of a person who has held an executive position with a
                Board school bus transportation Contractor for at least five years), and (II) no Contractor shall be subject to a change of control (with the exception of a transfer of ownership interests among family members)."

        (2)     UNLAWFUL OR UNENFORCEABLE PROVISIONS VOID. Whereupon this
        Extension and Amendment Agreement shall be found to contain any unlawful or unenforceable provision(s), such provision(s) shall be deemed of no effect and will, upon application of either party, be stricken from this document without thereafter affecting the binding force of the remainder of this Extension and Eleventh Amendment Agreement.

        (3)     APPROVAL AND EXECUTION. This Extension and Amendment Agreement
        will not become binding or effective upon the Board of Education until the following series of events will have transpired: (A) approval as to legal sufficiency by the BOE Office of Legal Services; (B) approval of a
        Request for Authorization (herein expressed as "RA") by the Chancellor;
        (C) execution on behalf of the Board of Education by the Chancellor or his/her designee; (D) approval by the New York State Commissioner of
        Education; (E) initial registration with Comptroller and re-registration with the Comptroller each year thereafter; and, (F) initial approval and subsequent annual re-approval by the New York State Financial Control
        Board pursuant to the New York State Emergency Act for the City of New
        York, as the rules and regulations of said Board so require.

        (4)     IMPLEMENTATION OF THE STATE EDUCATION LAW. This Extension and
        Eleventh Amendment Agreement is intended to implement the provisions of
        Education Law ss.305(14) and the attendant regulations of the State
        Commissioner of Education. Whereupon there shall exist any inconsistency between the BOE and the SED concerning this statutory provision, the attendant regulations of the Commissioner of Education and/or any formula(e) for reimbursement of funds, this Extension and Amendment
        Agreement shall be deemed amended automatically to conform to the interpretation of the SED but only for the protection of BOE interests and only at the Board's option.

        (5)     COMPTROLLER. The Comptroller shall endorse hereon during the term of this Contract his/her certificates that there are appropriations or funds applicable thereto sufficient to pay the estimated expense to execute and operate this Contract during the respective fiscal periods.

        (6)     CONSTRUCTION. As used herein, the singular shall include the plural and vice versa. As used herein, all masculine, feminine and neuter pronouns and other gender descriptions shall be deemed synonymous and interchangeable.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 31-

        (7)     VACILLATION IN THE NUMBER OF CONTRACT AND/OR ADDITIONAL VEHICLES
        DURING EXTENSION PERIODS. Paragraph C of Article XIII entitled,
        "INCREASE OR DECREASE IN THE NUMBER OF VEHICLES," is henceforth amended as follows:

                "C.     Increases and/or Decreases in the Number of Vehicles
                during Extension Periods. (i) The Board and the Contractor do
                hereby stipulate and agree that the number of vehicles required to serve pupil transportation needs may change often during each school year due to changes in pupil population, default or voluntary surrender of a Contract or changes in policy or
                directives adopted by the BOE, the City of New York, the State
                Education Department and/or Financial Control Board, over the term of an Extension Agreement. This provision does not apply to the summer months when vehicles may be decreased as much as necessary. For Summer School Transportation services vehicles will be offered by item beginning with the contractor that quoted the lowest daily rate per vehicle under Contract Serial
                Nos. 4515, 4516, 4894, 4952 and 7164. If additional vehicles are then needed vehicles will be offered by item beginning with the contractor who quoted the lowest daily rate per vehicle under
                Contract Serial Nos. 0065, 0075, 7263, 8107 and 9888.

                "(ii)   If the Director eliminates any vehicle(s) from the
                number of vehicles awarded to the Contractor (whether originally awarded at the inception of the Contract or awarded as
                additional vehicles thereafter) and later offers again a
                vehicle(s) of the same type(s) and geographical service area(s)
                due to any resumed need, the Contractor from whom such vehicles have been previously deleted shall be entitled to restoration up to and including the number of vehicles of the same type(s) and geographical service area(s) previously deleted. In the event that additional vehicles (i.e., vehicles added after the
                inception of the Contract) have been deleted from more than one
                Contractor in a specific item, the Contractor lowest in the Pick
                Order (as hereinafter defined) shall first be offered
                restoration of such deleted vehicles.

                "(iii)  With the exception of the award of vehicles in
                accordance with subparagraph (ii) above, the Director shall offer any 'additional' vehicle(s) to contractors in the relevant contractual item as determined by the order of contractors established as of August 24, 2004 (the "Pick Order"), pursuant to the procedures specified above in PARAGRAPH B.

                "(iv)   Additional vehicles accepted by Contractors pursuant to
                a change order issued by the Board will continue in service for the duration of the Contract (subject to the right of the Board to delete vehicles in accordance with this Section C), and
                Contractors shall have no right to terminate services for such additional vehicles after the same have been accepted by the
                Contractor.

                "(v)    The Board shall promptly advise all contractors of all
                route deletions and additions made by the Board pursuant to the terms hereof.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 32-

                "(vi)   Anything in the previous ARTICLE XIII and/or elsewhere
                in the Contract to the contrary notwithstanding, the Board of
                Education shall not reduce the number of 'additional' vehicles held by the Contractor as of June 30th each Extension Year during the period of this Extension and Eleventh Amendment
                Agreement, EXCEPT in instances of decreases of student
                population affecting the Contractor's geographical service area(s) and/or type(s) of vehicle(s). With respect to this
                ARTICLE XIII and all other applicable aspects of the Contract, the BOE shall have the sole and absolute discretion to fix and determine which schools students shall attend throughout the New
                York City School District, to determine what types of vehicles shall be appropriate to transport individual pupils, and to make findings and decisions with respect to increases and decreases of student populations in the various geographical areas of the
                New York City School District."

        (8)     PERFORMANCE BOND REQUIREMENTS. PARAGRAPH (4)(B)(V) of SECTION
        (E) of the Supplemental Ninth Amendment Agreement is hereby amended to the extent of adding the following:

                "Contractors with senior management with at least ten years of continual contract performance with the Board will have the option to either (A) post an annual performance bond in the amount required hereunder, or (B) pay to the Board an annual security fee equal to one half of one percent of such bond amount."

        (9)     ASSIGNMENT. Contractors may assign their Contracts subject to the prior approval of the Board. Contractors shall not be permitted to assign a portion of a specific item of service without the prior approval of the Board which approval shall only be granted when it is determined to be in the best interests of the Board in order to maintain service. In the event a Contract Item is split, the Contractor to whom part of an item is assigned shall be placed immediately behind the assignor in the Pick Order.

        (10)    BILLING LIAISON. The Board shall designate a Board employee who shall serve as billing liaison to contractors, who shall promptly address inquires regarding contract billing and who shall have authority to resolve billing errors.

        (11)    ROUTE CHANGES AND USE OF TOLL ROADS. A Contractor may request the Board's approval for an alternative vehicle route, which approval shall not be unreasonably withheld. Approval shall not be withheld for any such route change which (I) results in a reduction of travel time, or (II) results in a non toll road route that is within fifteen (15)
        minutes in duration of the toll road route, unless a restricted time student is on such route and the additional time for the non-toll road route will exceed the time that the affected child shall be permitted to be on the bus, unless the bus shall not arrive at the school on time for the start of its regular session, and provided, that there shall be no additional cost to the BOE.

        (12)    HEARINGS AND VIOLATIONS. The Contractor shall have the option to oppose an OPT Notice of Violation either in writing or in person. If the
        Contractor shall elect to submit a written opposi-

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 33-

        tion, the Contractor shall have the same rights as if it shall have appeared in person; however, the Contractor's appeal shall be limited to the evidence presented in its written opposition.

        (13)    COMPENSATION FOR AFTER SCHOOL PROGRAMS. Contractors shall
        receive compensation for forty-five (45) minutes of service after the scheduled discharge time for after-school programs designated by the
        Director. For example, if a program shall have a 5:30 P.M. dismissal, the Contractor shall receive payment from 3:30 P.M. through 6:15 P.M.

        (14)    VOLUME AUTOMOTIVE FUEL PURCHASING AND ADMINISTRATION PROGRAM.
        The Volume Automotive Fuel Purchasing and Administration (also known as
        "VAFPA") Program, designated as Article XV-A under contract serial numbers 0065, 0075 and 8107, "Article 39-A" under contract Serial No.
        9888, and Article 38-A under contract serial number 7263, is hereby amended to the extent that the first sentence of Paragraph (A)(5)
        thereof shall read as follows:

                "Commencing on the date on which each ULSDF Contractor started to purchase ultra low sulfur diesel fuel from the VAF Supplier and until June 30, 2006, each such ULSDF Contractor shall use only ultra low sulfur diesel fuel in its diesel engine school buses, as made available by the VAF Supplier."

        (15)    PROMPT PAYMENT DISCOUNT. Effective from April 1, 2003 until June
        30, 2010 under Serial Nos. 0065, 0075, 7263, 8107 and 9888, the BOE and
        the Contractor agree that the Contract is hereby amended by the deletion of all references to a two percent (2%) prompt payment discount, expressed in Article V entitled, "Payment," of Contract Serial Nos.
        0065, 0075 and 8107, Article 28 entitled, "Payment," of Contract Serial
        No. 7165, and Article 29 entitled, "Payment," of Contract Serial No.
        9888.

        (16)    BILLING PROCEDURE; DEDUCTIONS FROM CONTRACTOR PAYMENTS. No
        deductions or offsets from payments due Contractors under the Contract shall be made unless the Board shall contemporaneously provide the
        Contractor with a statement detailing the amount of the deduction and the basis therefor. Revisions to Contractor billing work sheets and payment authorization for charter services shall be made available to
        Contractors on line within 24 hours of such revision or authorization.

        (17)    FIELD TRIP NOTICES. The BOE shall advise all Contractors of all assignments of field trips after such assignments shall be made by posting such information on the BOE website.

        (18)    ATTACHMENT OF CONTRACTOR'S CONTRACT NUMBERS AND ITEMS. To each of the previous extension and amendment agreements, the BOE had attached a listing of the Contractor's contract serial numbers and item designations within each of such serial numbers. For purposes of this
        Extension and Eleventh Amendment Agreement, such listing shall be made part of "ATTACHMENT A," as heretofore incorporated by reference.

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 34-

        (19)    All references in the Contract, as heretofore amended and
        extended, to the terms "Chancellor's Board of Review" and/or "Board of
        Review," are hereby deleted and replaced with the phrase "BOE Chief
        Executive for School Support Services or his/her successor."

        (20)    All other provisions of Contract Serial Nos. 0065, 0075 and
        8107, as amended by the 1979 Employee Protection Provisions First
        Amendment Agreement, the 1983 Extension and Amendment Agreement
        (originally unnumbered 2nd Amendment), the 1986 Extension and Amendment
        Agreement (3rd Amendment erroneously labeled as 2nd Amendment) as amended further on June 24, 1986 (originally unnumbered 4th Amendment), the 1989 Extension and Amendment Agreement (5th Amendment erroneously labeled as 3rd Amendment), the 1992 Extension and Amendment Agreement
        (6th Amendment erroneously numbered as 4th Amendment), the 1995
        Extension and Amendment Agreement (7th Amendment erroneously labeled as
        6th Amendment), the 1996 Supplemental Amendment Agreement (8th Amendment
        erroneously labeled as 7th Amendment), the 2000 Extension and Ninth
        Amendment Agreement, and the 2003 Supplemental Tenth Amendment
        Agreement, EXCEPT those provisions herein noted and revised, shall remain in full force and effect.

        (21)    All other provisions of Contract Serial No. 9888, as amended by the 1991 Extension and First Amendment Agreement, the 1994 Extension and
        Second Amendment Agreement, the 1995 Extension and Amendment Agreement
        (3rd Amendment for Contract No. 9888), by the 1996 Supplemental
        Amendment Agreement (4th Amendment for Contract No. 9888), the 2000
        Extension and Ninth Amendment Agreement (5th Amendment for Contract No.
        9888), and the 2003 Supplemental Tenth Amendment Agreement (6th
        Amendment for Contract No. 9888), EXCEPT those provisions herein noted
        and revised, shall remain in full force and effect.

        (22)    All other provisions of the Contract under Serial No. 7263, as amended by the 1995 Extension and Amendment Agreement (unnumbered amendment of Contract No. 7263), the 1998 Extension Agreement and First
        Amendment, the 2000 Extension and Ninth Amendment Agreement (2nd
        Amendment for Contract No. 7263), and the 2003 Supplemental Tenth
        Amendment Agreement (3rd Amendment for Contract No. 7263), EXCEPT those provisions herein noted and revised, shall remain in full force and effect.

                     [NO FURTHER TEXT APPEARS ON THIS PAGE.]

EXTENSION AND ELEVENTH AMENDMENT AGREEMENT                             -PAGE 35-

        IN WITNESS WHEREOF, the parties hereto have executed this Extension and
Eleventh Amendment of Contract as of the year, month and day last below expressed.

For the Board:                                          For the Contractor:

BOARD OF EDUCATION OF                                   ___________________________________________________
THE CITY SCHOOL DISTRICT OF                                      (Print Name of Contractor Entity)
THE CITY OF NEW YORK

                                                        By: _______________________________________________
By: _______________________________________________                         (Signature)
           Maureen A. Hayes, Chief of Staff
                  for the Chancellor                    ___________________________________________________
                                                                      (Print Name and Title)

                                                        Contractor's Taxpayer ID No _______________________
Approved as to legal sufficiency:

                                                        The Contractor's signatory representative has
                                                        subscribed to and sworn before me that he/she has
By: _______________________________________________     duly executed this Agreement with proper authority
             BOE Office of Legal Services               on behalf of the Contractor on this

Approved as to description of terms and conditions:     ______________ day of ______________________, 2005.

By: _______________________________________________     ___________________________________________________
          BOE Office of Pupil Transportation                              (Notary Public)